Exhibit 99.2

Historical Free Cash Flow Reconciliation

Cox Radio, Inc.

	1st Qtr 2003	2nd Qtr 2003	3rd Qtr 2003	4th Qtr 2003	Total Year 2003
Net Income	$9,377	$18,068	$18,445	$20,735	$66,625
Adjustments:
Cumulative effect of accounting change	—	—	—	—	—
Deferred income tax expense	2,911	5,879	6,586	3,738	19,114
Other expense	124	115	123	117	479
Other operating expenses, net	(1)	29	24	836	888
Amortization	30	29	29	29	117
Depreciation	2,944	2,977	2,945	2,848	11,714
Less: Capital Expenditures	(2,726)	(3,212)	(2,184)	(2,427)	(10,549)

Free Cash Flow	$12,659	$23,885	$25,968	$25,876	$88,388

	Year Ended December 31,
	2002	2001	2000	1999	1998	1997	1996
Net Income	$45,941	$20,691	$305,937	$55,260	$23,040	$49,724	$14,945
Adjustments:
Cumulative effect of accounting change	13,934	787	—	—	—	—	—
Deferred income tax expense	23,576	(11,487)	209,482	18,446	5,789	25,187	1,001
Other expense	508	476	579	348	408	701	377
Non-cash mark-to-market unrealized gain	—	—	(1,606)	—	—	—	—
Other operating expenses, net	313	(2,097)	(474,502)	(40,509)	—	(49,129)	(2,016)
Amortization	118	58,243	35,192	21,937	17,560	13,170	5,536
Depreciation	12,096	11,392	7,800	7,175	5,841	4,286	2,533
Less: Capital Expenditures	(11,891)	(17,001)	(11,607)	(6,749)	(6,898)	(10,820)	(3,526)

Free Cash Flow	$84,595	$61,004	$71,275	$55,908	$45,740	$33,119	$18,850